                                                                     Exhibit 3.2


                               CODE OF REGULATIONS


                                    ARTICLE I
                                    ---------
                             MEETING OF SHAREHOLDERS
                             -----------------------


        Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date in the month of January of each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

        Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the chairman of the board, the president or, in case of the president's absence, death or disability, the vice-president authorized to exercise the authority of the president, the directors by action at a meeting, or a majority of the directors acting without a meeting, or of shareholders holding at least fifty percent (50%) of all shares outstanding and entitled to vote thereat. Calls for such meeting shall specify the time, place and purposes thereof.

        Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place and the purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than ninety (90) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations, and by attendance at any meeting shall be deemed to have waived notice thereof.

        Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation in Chardon, Ohio, unless the board of directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

        Section 5. Quorum. The holders of record of shares entitling them to exercise a majority of the voting power of the corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or the Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion.

The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

        Section 6. Record Date. The board of directors may fix a record date for any lawful purpose, including without limitation, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be a date earlier than the date on which it is fixed, and shall not be more than ninety (90) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

        Section 7. Proxies. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

        Section 8. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Articles of Incorporation, any transaction or contract or act of the corporation or of the directors or of the officers may be ratified by the affirmative vote at a meeting of shareholders, or by the written consent with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the corporation, and such ratification shall be as valid and as binding as though affirmatively voted for or consented to by every shareholder of the corporation.

        Section 9. Business to be Conducted at Meetings. At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned by such shareholder; and (iv) any material interest of such shareholder in such business.

        Notwithstanding anything in the Regulations of the corporation to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 9.

        The Chairman of the meeting of shareholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, any such business shall not be transacted.


                                   ARTICLE II
                                   ----------
                                    DIRECTORS
                                    ---------


        Section 1. Number of Directors. The number of directors of the corporation, none of whom needs to be a shareholder, shall in no event be fewer than six (6) nor more than fifteen (15). The number of directors may be determined at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of a majority of the shares represented at such meeting and entitled to vote on such proposal or by resolution adopted by the affirmative vote of a majority of the directors then in office. When so fixed such number shall continue to be the authorized number of directors until changed by the shareholders or directors by vote as aforesaid.

        Section 2. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the corporation may be made at a meeting of shareholders by or at the direction of the directors, by any nominating committee or person appointed by the directors, or by any shareholder of the corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 2. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth: (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (or any comparable successor rule or regulation under such Act); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the corporation, if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.

        The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2, and if he should so determine, the defective nomination shall be disregarded.

        Section 3. Classification, Election and Term of Office of Directors. The directors of the corporation shall be divided into classes. If the number of directors determined in accordance with the provisions of Section 1 of Article II of these Regulations is nine (9) or more, then the directors will be classified into three classes, designated "Class A," "Class B" and "Class C," respectively. If the number of directors so determined is six (6) or more but fewer than nine (9), then the directors will be classified into two classes, designated "Class A" and "Class B," respectively. The number of directors constituting each class shall be as nearly equal as possible. However, if the number of directors constituting the whole Board of Directors is not evenly divisible by the number of classes of directors, then the number of directors constituting each class will be such that (1) the difference between the number of directors constituting each class is not greater than one, (2) the number of Class C directors, if any, is greater than or equal to the number of Class B directors and the number of Class A directors, and (3) the number of Class B directors is greater than or equal to the number of Class A directors. Beginning with the 1991 Annual Meeting of Shareholders, directors designated as Class A directors and whose terms of office are otherwise expiring at such Annual Meeting shall be elected for a one-year term of office and Class B directors shall consist of directors so designated by the Board of

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Directors whose terms have not yet expired. At all succeeding annual meetings of shareholders, successors to the class of directors whose term expires in that year, if any, will be elected for a three year term. At such time as the shareholders or directors fix or change the total number of directors comprising the Board of Directors, they shall also fix, or determine the adjustment to be made to, the number of director comprising each class of directors; provided, however, that no reduction in the number of directors shall of itself result in the removal of or shorten the term of any incumbent director. In the case of any increase in the number of directors of any class, any additional directors elected to such class shall hold office for a term which shall coincide with the term of such class. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, or removal from office. Election of Directors shall be by ballot whenever requested by any person entitled to vote at the meeting, but unless so requested, such election may be conducted in any way approved at such meeting.

        Section 4. Removal and Vacancies. Except as otherwise provided by law, all the directors or all the directors of a particular class, or any individual director, may be removed from office without assigning any cause, by the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the shares of the corporation present in person or represented by proxy and entitled to vote in respect thereof at an annual meeting or at any special meeting duly called for such purpose.

        Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the corporation until such vacancy is filled or until the number of directors is changed as above provided. The remaining directors, though less than a majority of the whole authorized number of directors, may, by a vote of a majority of their number, fill any vacancy for a term ending with the next annual meeting or until a successor is elected and qualified.

        Section 5. Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present.

        Section. 6. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the shareholders, or, if no annual meeting of the shareholders is held, or if directors are not elected thereat, then immediately following any special meeting of the shareholders at which directors are elected. Such annual meeting of directors shall be held at the same place at which such shareholders' meeting was held.

        Section 7. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Ohio, as the board of directors may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given. At such meeting, any and all business within the power of the directors may be transacted.

        Section 8. Special Meetings. Special meetings of the board of directors may be called to be held at such times and places within or without the State of Ohio by the chairman of the board, the president or the secretary or any two members of the board of directors.

        Section 9. Notice of Annual or Special Meetings. Notice of the time, place and purposes of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice shall state the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least 48 hours prior to the meeting and directed to the residence of the director as shown upon the secretary's records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in writing or by telegram, by any director either before or after such meeting.

        Section 10. Compensation. The directors, as such, shall not receive any salary for their services, but by resolution of the board, retainers and/or a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

        Section 11. By-Laws. For the government of its actions, the board of directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.

                                   ARTICLE III
                                   -----------
                                   COMMITTEES
                                   ----------


        Section 1. Executive Committee. The board of directors may, by resolution or resolutions passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. Unless one of the members shall have been designated as chairman by the board of directors, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision, and alteration by the board of directors; provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

        Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the president of the corporation or of any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 9 of Article II relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in writing, or by cable or by telegraph without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

        Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as it may provide.

                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------


        Section 1. General Provisions. The board of directors shall elect a president, such number of vice presidents as the board may from time to time determine, a secretary and treasurer, and, in its discretion, a chairman of the board of directors. The board of directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The president, any vice president who succeeds to the office of the president, and the chairman of the board shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

        Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the organization meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the board of directors.


                                    ARTICLE V
                                    ---------
                               DUTIES OF OFFICERS
                               ------------------


        Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

        Section 2. President. The president shall be the active executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the board of directors. He shall preside at all meetings of shareholders, and, in the absence of, or if a chairman of the board shall not have been elected, shall also preside at meetings of the board of directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the board of directors may from time to time assign to him.

        Section 3. Vice Presidents. The vice presidents shall perform such duties as are conferred upon them by these Regulations or as may from time to time be assigned to them by the board of directors or the president. At the request of the president, or in his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designed by the board) shall perform all the duties of the president, and when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the president.

        Section 4. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the board of directors; and perform such other and further duties as may from time to time be assigned to him by the board of directors or by the president.

        Section 5. Treasurer. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the board of directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the board of directors.

        Section 6. Assistant and Subordinate Officers. The board of directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the board of directors, and perform such duties as the board of directors may prescribe.

        The board of directors may, from time to time, authorized any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

        Section 7. Duties of Officers May be Delegated. In the absence of any officer of the corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                   ARTICLE VI
                                   ----------
                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                     --------------------------------------
                            AND MEMBERS OF COMMITTEES
                            -------------------------


        The corporation shall indemnify any director or officer and any former director or officer of the corporation and any such director or officer who is or has served at the request of the corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgements, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the corporation (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust, or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.


                                   ARTICLE VII
                                   -----------
                             CERTIFICATES FOR SHARES
                             -----------------------


        Section 1. Form and Execution. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar the signatures of any of said officers and the seal of the corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the corporation.

        Such certificates for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the corporation until the previous certificate, if any, given for the same, shall have been surrendered and cancelled.

        Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the board of directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The board of directors in its discretion may refuse to issue such new certificate until the corporation has been indemnified to its satisfaction and until it is protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

        Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


                                  ARTICLE VIII
                                  ------------
                                   FISCAL YEAR
                                   -----------


        The fiscal year of the corporation shall end on the thirtieth day of September in each year, or on such other day as may be fixed from time to time by the board of directors.


                                   ARTICLE IX
                                   ----------
                                      SEAL
                                      ----


        The board of directors shall provide a suitable seal containing the name of the corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the corporation.

                                    ARTICLE X
                                    ---------
                                   AMENDMENTS
                                   ----------


        Section 1. These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of a majority of the shares of the corporation present in person or by proxy and entitled to vote thereon, at an annual or special meeting duly called for such purpose.

        Section 2. Notwithstanding the provisions of Section 1 of Article X hereof and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 1, 3 and 4 of Article II of these Regulations shall require the affirmative vote, at an annual or special meeting duly called for such purpose, of the holders of shares representing at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the corporation, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the Board of Directors of the corporation then in office, in which event the provisions of Section 1 of
Article X hereof shall apply.








Amended January 30, 1992